UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2023

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(650) 646-3320
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

On September 14, 2023, the Board of Directors (the “Board”) of Mondee Holdings, Inc. (the “Company”) unanimously approved an increase to the size of the Board effective the same date and unanimously elected Jeffrey J. Clarke to serve as a new Class I director effective immediately. Mr. Clarke will serve as a member of the Board until the earlier of the expiration of the term of the Class I directors, and until his successor is elected and qualified or until such his earlier death, resignation, disqualification or removal.

Mr. Clarke was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and Mr. Clarke that would require disclosure under Item 404(a) of Regulation S-K.

On September 14, 2023, Mr. Clarke and the Company entered into a Board Services Agreement (filed as Exhibit 10.1 hereto). Mr. Clarke will be compensated in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2023. This compensation generally consists of an annual retainer in the amount of $50,000 for each year of service on our Board, payable in quarterly installments on or about the last day of the quarter and prorated for any partial quarter of service during his or her term on the Board, in addition to a grant of Company restricted stock units. The annual retainer for Mr. Clarke for the remainder of 2023 will be pro-rated accordingly.

A copy of the Company’s press release announcing Mr. Clarke election is attached hereto as Exhibit 99.1.

The foregoing summary of the Board Services Agreement is not complete and is qualified in its entirety by reference to the full text of both the Board Services Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 19, 2023, the Company issued a press release regarding the events described in Item 5.02(a). A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Board Services Agreement dated September 14, 2023, by and between Jeff Clarke and Mondee Holdings, Inc.
99.1	Press Release dated September 19, 2023.
104	Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: September 20, 2023

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Financial Officer